ALTAIR NANOTECHNOLOGIES REPORTS FINANCIAL RESULTS
                        FOR THIRD QUARTER OF FISCAL 2004




              ALTAIR NANOTECHNOLOGIES REPORTS FINANCIAL RESULTS FOR
                          THIRD QUARTER OF FISCAL 2004

        Company Reports Third Consecutive Quarter of Revenue Growth with
                 Significant Improvement in Gross Profit Margins

RENO, NV - November 12, 2004 - Altair Nanotechnologies, Inc. (NASDAQ: ALTI), today reported financial results for its third quarter ended September 30, 2004.

The company reported that revenue for the third quarter of fiscal 2004 increased to approximately $347,000 compared to revenue of approximately $17,000 for the third quarter of fiscal 2003. The net loss for the third quarter 2004 was $1.5 million, or a loss per share of $0.03, versus a net loss of $1.7 million, or a net loss per share of $0.05 for the comparable quarter in 2003. The gross margin for the third quarter was approximately $53,000, a considerable improvement when compared to a gross margin of approximately ($46,000) on sales of approximately $154,000 for its second quarter ended June 30, 2004.

For the nine-month period ended September 30, 2004, revenue increased to approximately $641,000, with a net loss of $5.3 million, or a net loss per share of $0.11, compared to revenue for the nine-month period ended September 30, 2003 of approximately $42,000, with a net loss of $4.6 million, or a net loss per share of $0.13.

"This has been a solid year of improved performance for the company," commented Altair Nanotechnologies CEO Dr. Alan J. Gotcher. "We are on track to successfully transition from a research and development company into a nanotechnology company with commercial products and a variety of development services. We believe that we can announce one or two new commercial contracts by the end of fiscal 2004. Currently we have booked orders of $1.5 million and, depending upon our market partners, we expect to invoice more than twenty-five percent of these orders by the end of fiscal 2004."

Operating expenses for the third quarter, which ended September 30, 2004, were approximately $1.5 million, versus operating expenses for the comparable quarter in 2003 of approximately $1.2 million. The increase in operating expenses over the comparable period in 2003 is a result of expansions in research, development, marketing, and sales.

Altair CFO Edward Dickinson noted, "Our net cash used in operations has averaged around $460,000 per month for the first three quarters, and we expect a modest increase in net cash used in operations for the fourth quarter as we add additional personnel and increase investments in product development." As of September 30, 2004, Altair's balance sheet was strong, with a cash position of approximately $9.0 million compared to $3.9 million at December 31, 2003.

 "When comparing Altair to other nanotechnology companies," continued Dickinson, "it is important to note that Altair's long-term debt consists only of a promissory note of $3.0 million to purchase the building that houses Altair's 80,000 square foot corporate headquarters, research laboratories and production facilities in Reno, Nevada." Under the terms of the promissory note, interest begins accruing in August 2005 with the first payment due February 2006.

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
Altair Nanotechnologies Corporate Update

         o Dr. Alan J. Gotcher joins Altair as Chief Executive Officer and a Director.
         o Dr. Ravi I. Thadhani, a professor at Harvard Medical School and kidney dialysis research specialist, joins Altair's Scientific Advisory Board.
         o Dr. Michael Graetzel, a professor at the Swiss Federal Institute of Technology in Lausanne, Switzerland and nanomaterials research pioneer, joins Altair's Scientific Advisory Board.
         o Westrock Advisors, Inc. initiates coverage on Altair Nanotechnologies, Inc. with a BUY rating.
         o Altair CEO, Dr. Alan J. Gotcher presents at the 15th annual New York City Analyst Pharmaceutical Conference.

Life Sciences Division Update
-----------------------------

   o     Pharmaceutical Products
         -----------------------
         RenaZorb(TM) Products - Nanotechnology-based Drug Candidate for Phosphate Binding in End Stage Renal Disease
         Altair's RenaZorb (lanthanum dioxycarbonate) represents a second-in-class lanthanum-based drug candidate for phosphate control in patients with end-stage renal disease (ESRD).

         o October 26, 2004, Shire Pharmaceutical's CEO announced that the FDA had approved Fosrenol(R), Shire's lanthanum carbonate tetra hydrate-based drug for phosphate control in kidney dialysis patients with ESRD. FDA approval of the first lanthanum-based drug candidate is likely to facilitate the development of RenaZorb.
         o Preparations for the out-licensing of RenaZorb are underway. Altair, with the assistance of RBC Capital Markets, has sent the license marketing package for RenaZorb to over forty pharmaceutical and biotechnology companies. Several of these companies have expressed interest.

   o     Drug Delivery Products
         ----------------------
         TiNano(R) Spheres(TM) Drug Delivery Systems
         TiNano Spheres are rigid, hollow, porous, high surface area, ceramic microstructures proposed for use in drug delivery systems, including systems to mitigate diversion and abuse of drugs.
         o Two patent applications have been filed for the TiNano Sphere drug delivery technology platform.

   o     Dental Nano-materials
         ---------------------
         o Altair continues to work with a research consortium sponsored by the National Institutes of Health to strengthen polymer-based dental fillings utilizing Altair's nano-zirconia.

Performance Materials Division Update
-------------------------------------

   o     Advanced Materials for Paints, Coatings and Sensors
         ---------------------------------------------------
         Titanium  Dioxide  Pigment -  Altair's  Hydrochloride  Pigment  Process
         (AHPP)
         o Altair has now completed approximately 50 percent of Phase l of the Western Oil Sands Project.
         o Altair was awarded a third contract from a (confidential) Fortune 100 company to supply testing quantities of customized nano-sized coating material.
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

         Nanosensors
         -----------
         o Western Michigan University and Altair received a $2 million contract from DOE for joint development of nanosensors for detecting chemical and biological weapons. Under terms of the Stage ll contract scheduled to commence this quarter, Altair will receive $672,000 over a two-year period for collaborative research and development as a subcontractor.

   o     Advanced Materials for Improving Process Technologies
         -----------------------------------------------------
         Titanium Metal Manufacturing via Electrolysis Processing
         o Altair's development agreement with Titanium Metals Corporation (NYSE:TIE), provides Altair the opportunity to supply enough TiO2 micro porous electrodes to produce 50 pounds of titanium metal per day to meet the DARPA titanium project goals as outlined by the program. Altair has met its goals and work plan and the project continues to successfully move forward.

         NanoCheck(TM) Products for Binding Phosphate in Water
         -----------------------------------------------------
         o Independent and in-house laboratory testing has proven that Altair's unique nano-structured compound, NanoCheck, safely and effectively removes phosphate from water preventing algae growth in swimming pools and reduces the quantity of chemicals currently required for algae prevention.
         o Field testing, focused on evaluating Nanocheck's effectiveness in providing an algae-free environment for swimming pools, was delayed due primarily to hurricanes in the field testing areas. Testing has been reinitiated and results will be made public when available. Negotiations with major pool chemical companies for licensing of the product are underway.

   o     High Performance Materials for Alternative Energy
         -------------------------------------------------
         Lithium Ion Battery Electrode Development
         o| Altair is completing research work scope under a $100,000 SBIR Phase I grant and intends on applying for a $500,000 SBIR Phase ll grant from the U.S. National Science Foundation to continue work on carbon-coated nano-structured electrodes for next-generation lithium-ion ultra capacitors with partners Hosokawa Micron and Rutgers University.
         o Altair was awarded a European patent for its "Process For Making Lithium Titanate" a product used in the development of lithium ion batteries and super capacitors.

ALTAIR NANOTECHNOLOGIES INC.
Although an emerging field, nanotechnology is already having a unique impact on several industry sectors. Altair Nanotechnologies is positioning itself through product innovation to become a leading supplier of ceramic, metal oxide-based nanomaterial technology and nanomaterials worldwide. Altair owns robust proprietary technology platforms for manufacturing a variety of crystalline and non-crystalline nano-materials of unique structure, performance, quality and cost. Altair has installed semi-works capability with a capacity to produce hundreds of tons of nano-materials.

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

The company is organized into two divisions: Life Sciences and Performance Materials. The Life Sciences Division is pursuing market applications in pharmaceuticals, drug delivery, dental materials, cosmetics and other medical markets. The Performance Materials Division is pursuing market applications in Advanced Materials for Paints and Coatings (titanium pigments and thermal spray coatings), Advanced Materials for Improving Process Technologies (titanium metal manufacturing, catalysts and water treatment), Advanced Materials for Alternative Energy (high performance batteries, fuel cell and photovoltaics) and other high performance material applications. For additional information on Altair and its nano-materials, visit www.altairnano.com.

Altair Nanotechnologies, Inc.(R), Altair NanomaterialsTM, TiNano(R), RenaZorbTM, NanoCheckTM, TiNano SpheresTM and the Hydrochloride Pigment ProcessTM are trademarks or registered trademarks of Altair Nanotechnologies, Inc.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that Altair expenses will rise during the following quarters as a result of unexpected cash or non-cash expenses; Altair's numerous development stage products will not be developed to the point of commercialization or that, even if commercialized, no market will exist for such products or Altair will fail to effectively market to customers in a market: the risks that Altair will be unable to enter into license agreements regarding its pigment process (AHPP), RenaZorb, its TiNano Sphere or other developing products, that even if Altair enters into such license agreements, short term revenues from such agreements will not be sufficient to fund Altair's operations in the long run, and that animal testing or future testing of RenaZorb or other products of the company will not be successful and that development will need to be terminated. In general, Altair is, and expects to be in the immediate future, dependent upon funds generated from sales of securities, grants, testing agreements, and licensing agreements to fund its testing, development and ongoing operations. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.



                                  Table Follows

                  ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                       (Selected Financial Data Unaudited)
                                                           September 30, December 31,
                                                               2004          2003
                                                           -----------   -----------
                                       ASSETS
 Total Current Assets                                     $ 9,200,992   $ 3,962,180
 Property, Plant and Equipment, net                         6,322,783     6,618,805
 Patents, net                                                 996,299     1,060,569
 Other Assets                                                  18,200        18,200
                                                          -----------   -----------
                            Total Assets                  $16,538,274   $11,659,754
                                                          ===========   ===========
                LIABILITIES AND SHAREHOLDERS' EQUITY

Total Current Liabilities                                 $   920,647   $   397,141
 Note Payable, Long-Term Portion                            2,830,488     2,686,130
 Total Shareholders' Equity                                12,787,139     8,576,483
                                                          -----------   -----------

             Total Liabilities and Shareholders' Equity   $16,538,274   $11,659,754
                                                          ===========   ===========

                  ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       (Selected Financial Data Unaudited)

                                                 Three Months Ended          Nine Months Ended
                                                      Sept. 30,                 Sept. 30,
                                              -------------------------   -------------------------
                                                 2004           2003         2004           2003
                                              -----------   -----------   -----------   -----------
Sales                                         $   346,907   $    17,318   $   640,889   $    42,029

Cost of Sales                                     293,685        16,706       604,517        32,594
                                              -----------   -----------   -----------   -----------
Gross Margin                                       53,222           612        36,372         9,435

Total Operating Expenses                        1,473,277     1,189,056     5,268,477     3,583,556
                                              -----------   -----------   -----------   -----------
Loss from Operations                            1,420,055     1,188,444     5,232,105     3,574,121

Other (Income) Expense:                            20,269       141,027        73,008       406,935
                                              -----------   -----------   -----------   -----------
Net Loss                                        1,440,324     1,329,471     5,213,338     3,981,056

Preferential Warrant Dividend                        --         416,014          --         592,486
                                              -----------   -----------   -----------   -----------
Net Loss Applicable to Shareholders           $ 1,440,324   $ 1,745,485   $ 5,305,113   $ 4,573,542
                                              ===========   ===========   ===========   ===========

Loss per Common Share - Basic and Diluted     $      0.03   $      0.05   $      0.11   $      0.13
                                              ===========   ===========   ===========   ===========

Weighted Average Shares - Basic and Diluted    49,121,984    38,129,702    48,401,745    34,676,028
                                              ===========   ===========   ===========   ===========

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